Exhibit 4
                                    ---------

                                                           177 MADISON AVENUE
                      EMMET, MARVIN & MARTIN, LLP     MORRISTOWN, NEW JERSEY 07960
                          COUNSELLORS AT LAW                 (973) 538-5600
                                                           FAX: (973) 538-6448
                                 _____                            _____

                             120 Broadway            1007 ORANGE STREET, SUITE 1460
                       New York, New York 10271        WILMINGTON, DELAWARE 19801
                                 _____                     (302) 472-7000
                                                         FAX: (302) 472-7120
Writer's Direct Dial        (212) 238-3000                        _____
                            (212) 653-1760
                                 _____                  1351 WASHINGTON BOULEVARD
                                                    STAMFORD, CONNECTICUT 06902-4543
                          Fax: (212) 238-3100              (203) 425-1400
                          Fax: (212) 653-1730            FAX: (203) 425-1410
                       http://www.emmetmarvin.com



                                 March 24, 2006

The Bank of New York,
  as Depositary
101 Barclay Street
New York, New York, 10286

Re: American Depositary Receipts for Ordinary Shares of Carrick Gold Limited.
    -------------------------------------------------------------------------

Ladies and Gentlemen:

      We refer to the registration statement to be filed on Form F-6 under the Securities Act of 1933 (the "Registration Statement") by the legal entity created by the agreement (the "Deposit Agreement") for issuance of American Depositary Shares ("ADSs") evidenced by American Depositary Receipts ("ADRs") for ordinary shares of Carrick Gold Limited for which you propose to act as Depositary.

      We are of the opinion that the ADSs covered by the Registration Statement, when issued in accordance with the terms of the Deposit Agreement, will, when sold, be legally issued and will entitle the holders thereof to the rights specified in the Deposit Agreement and the ADRs.

      This  opinion  may  be  used  by  you as an  exhibit  to the  Registration
Statement.

                                                 Very truly yours,

                                                 /s/ Emmet, Marvin & Martin, LLP
                                                 -------------------------------
                                                 EMMET, MARVIN & MARTIN, LLP